                                                                     Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 4/Amendment No. 9 to Registration Statement Nos. 333-133674/811-05382 on Form N-6 of our report dated March 31, 2010, relating to the financial statements and financial highlights comprising each of the Divisions of Paragon Separate Account A, our report dated March 26, 2010, relating to the consolidated financial statements of Metropolitan Life Insurance Company and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to changes in the Company's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009, its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and its method of accounting for deferred acquisition costs and for income taxes as required by accounting guidance adopted on January 1, 2007), and our report dated April 7, 2010, relating to the consolidated financial statements of General American Life Insurance Company and subsidiaries ("GALIC") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to changes in GALIC's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009, its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and its method of accounting for deferred acquisition costs and income taxes as required by accounting guidance adopted on January 1, 2007), all appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 20, 2010